Exhibit 99.1

FOR IMMEDIATE RELEASE                                 Thursday, October 28, 1999

                         WILD OATS MARKETS, INC. REPORTS
                        THIRD QUARTER OPERATING RESULTS;
         PENDING MERGER AND ACQUISITION OF 13 NATURAL FOODS MARKETS; AND
                               3-FOR-2 STOCK SPLIT

The Company will host a conference call to discuss this press release on Friday, October 29, 1999 at 10:00 a.m. MDT. To participate, call (212) 346-6412, reservation #13110749. A recorded version of the call will also be available through 5:00 p.m. MDT on Monday, November 1, 1999 by calling (800) 633-8284 or 619-812-6440 and referencing the reservation # above.

BOULDER, CO - Wild Oats Markets, Inc. ("Wild Oats" or the "Company") today reported operating results for its third fiscal quarter ended October 2, 1999. The operating results for the third quarter and the nine months then ended reflect the results of the Company's pooling-of-interests merger on September 27, 1999 with Henry's Marketplace, Inc., which owned 11 natural foods supermarkets, for all periods presented. The Company also announced that it has signed agreements, subject to certain conditions to closing, for a merger with nine natural foods supermarkets and an acquisition of four natural foods supermarkets; additionally, the Company announced the approval by its board of directors of a 3-for-2 stock split.

Sales for the third quarter of 1999 were $172.8 million, an increase of 47% over sales of $117.7 million for the same period in 1998. Sales for the nine months were $478.2 million, an increase of 37% over sales of $348.0 million for the same period in 1998. The sales increases reflect the opening or relocation of 10 stores and the acquisition of 13 stores in the first nine months of 1999. Comparable store sales increased 4% for the third quarter, based on new, relocated and acquired stores that have been operating longer than 12 months.

Net income for the third quarter of 1999, exclusive of non-recurring charges, increased 12% to $4.4 million from $3.9 million in the same period in 1998, and diluted earnings per share for the third quarter of 1999, exclusive of non-recurring charges, increased 7% to $0.29 from $0.27 per share in the same period in 1998. Net income for the nine months, exclusive of non-recurring charges, increased 33% to $15.3 million from $11.5 million in the same period in 1998, and diluted earnings per share for the nine months, exclusive of non-recurring charges, increased 31% to $1.02 from $0.78 in the same period in 1998.

During the third quarter of 1999, Wild Oats completed a pooling-of-interests merger with Henry's Marketplace, a chain of 11 natural foods supermarkets in San Diego, California. The combined entity had sales of approximately $57.8 million and net income, exclusive of merger expenses, of approximately $1.6 million for the first thirty days subsequent to the merger.

Wild Oats has signed an agreement to acquire through a merger the operations of Sun Harvest Farms, Inc. which operates nine natural foods markets in San Antonio, Austin, Corpus Christi, El Paso, and McAllen, Texas in a stock-for-stock exchange valued at approximately $21.5 million. The number of shares issued by Wild Oats in this transaction will be based on the average price of the Company's common stock in the 10 trading days preceding closing, subject to a pricing collar between $34.125 and $44.125. The transaction is expected to close on December 15, 1999, is subject to certain conditions to closing, and is intended to qualify as a pooling of interests for financial accounting purposes.

Wild Oats has signed an agreement, subject to certain conditions to closing, to acquire the assets of four natural foods supermarkets operating under the name "Wild Harvest" in the greater Boston, Massachusetts market in exchange for $12.5 million in cash. The transaction is expected to close in the fourth quarter of 1999 and will be accounted for using the purchase method.

Sun Harvest and Wild Harvest combined are expected to generate approximately $100 million in revenues in 2000. The Company expects this merger and this acquisition together to be slightly dilutive to earnings in 1999 and slightly accretive to earnings in 2000.

The Company has recently located sites for new stores in San Diego, California, Omaha, Nebraska, and Kansas City, Missouri. Wild Oats currently has 23 sites (17 new stores and six relocations) for which the Company has signed letters of intent or leases with projected opening dates as follows:
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                             Projected                               Projected
    Site Name             Opening Date           Site Name        Opening Date
---------------------------------------      ---------------------------------
1.  Tulsa, OK            Opened Q4 99        11. Portland, OR            2000
2.  Nashville, TN               Q4 99        12. Reno, NV                2000
3.  Bend, OR                    2000         13. St. Louis, MO (2 sites) 2000
4.  Cincinnati, OH              2000         14. Salt Lake City, UT      2000*
5.  Cleveland, OH (2 sites)     2000         15. San Diego, CA (2 sites) 2000
6.  Kansas City, KS             2000         16. South Florida (2 sites) 2000*
7.  Kansas City, MO             2000*        17. Southern California     2000
8.  Las Vegas, NV               2000*        18. West Hartford, CT       2000
9.  Long Beach, CA              2000         19. Westport, CT            2000*
10. Omaha, NE                   2000

* Relocation

Wild Oats also announced a 3-for-2 stock split of its common stock. The split will be effected in the form of a stock dividend of one additional share of common stock for every two shares outstanding, payable December 1, 1999, to holders of record on November 17, 1999.

Wild Oats Markets, Inc. is the second largest natural foods supermarket chain in North America. The Company currently owns and operates 92 stores in 21 states and British Columbia. The Company's shares are traded on the NASDAQ National Market System under the symbol "OATS". For additional information, please contact Mary Beth Lewis, Chief Financial Officer, at (303) 440-5220.

Except for the historical information contained herein, this news release contains forward-looking statements related to the effect of future acquisitions. Actual results may differ from the results implied by such forward-looking statements due to risks and uncertainties, including, but not limited to the availability and integration of acquisitions, the timing and execution of new store openings, the impact of competition, changes in product supply, changes in management information needs, changes in customer needs and expectations, governmental and regulatory actions, and general industry or business trends or events, as well as the other risks detailed from time to time in the Company's SEC filings, including the registration statement on Form S-3 filed September 29, 1999 as amended, Form 8-K filed September 29, 1999, Form 10-Q for the fiscal quarter ended July 3, 1999, and the Annual Report on Form 10-K for the fiscal year ended January 2, 1999.
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Wild Oats Markets, Inc.
Consolidated Statement of Operations
(In thousands, except per-share amounts)
(Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                  Thirteen Weeks Ended                          Thirty-Nine Weeks Ended
                                       -------------------------------------------   ---------------------------------------------
                                              October 2,          September 26,             October 2,             September 26,
                                                1999                  1998                    1999                    1998
                                       -------------------    --------------------   ---------------------    --------------------

Sales                                   $ 172,829   100.0%    $ 117,673    100.0%      $ 478,163    100.0%    $ 347,981    100.0%
Cost of goods sold and
    occupancy costs                       119,209    69.0%       81,793     69.5%        331,378     69.3%      241,795     69.5%
                                       -----------           -----------             ------------            -----------

      Gross profit                         53,620    31.0%       35,880     30.5%        146,785     30.7%      106,186     30.5%

Direct store expenses                      36,921    21.4%       24,070     20.5%        101,522     21.2%       72,358     20.8%
                                       -----------           -----------             ------------            -----------

      Store contribution                   16,699     9.7%       11,810     10.0%         45,263      9.5%       33,828      9.7%

Selling, general and
    administrative expenses                 6,090     3.5%        4,757      4.0%         17,276      3.6%       14,072      4.0%
Pre-opening expenses                          646     0.4%          802      0.7%          2,246      0.5%        1,783      0.5%
Amortization of goodwill                      818     0.5%          335      0.3%          1,824      0.4%          957      0.3%
Non-recurring charges                         645     0.4%                                11,539      2.4%          393      0.1%
                                       -----------           -----------             ------------            -----------

      Income from operations                8,500     4.9%        5,916      5.0%         12,378      2.6%       16,623      4.8%

Interest expense (income), net              1,619     0.9%           10      0.0%          2,450      0.5%         (214)    -0.1%
                                       -----------           -----------             ------------            -----------

      Income before income taxes            6,881     4.0%        5,906      5.0%          9,928      2.1%       16,837      4.8%

Income tax expense                          2,594     1.5%        1,965      1.7%          2,892      0.6%        5,413      1.6%
                                       -----------           -----------             ------------            -----------

 Income before cumulative effect of
    change in accounting principle          4,287     2.5%        3,941      3.3%          7,036      1.5%       11,424      3.3%

Cumulative effect of change in
    accounting principle, net of taxes                                                       281      0.1%
                                       -----------           -----------             ------------            -----------

      Net income                        $   4,287     2.5%    $   3,941      3.3%      $   6,755      1.4%    $  11,424      3.3%
                                       ===========           ===========             ============            ===========


Basic net income per common share        $   0.29              $   0.27                 $   0.46              $    0.80
                                       ===========           ===========             ============            ===========

Weighted average number of
    common shares outstanding              14,663                14,434                   14,580                 14,337
                                       ===========           ===========             ============            ===========


Diluted net income per common share     $    0.28             $    0.27                $    0.45              $    0.77
                                       ===========           ===========             ============            ===========

Weighted average number of
    common shares outstanding              15,151                14,824                   14,976                 14,821
                                       ===========           ===========             ============            ===========

Excluding non-recurring charges and
    effect of change in accounting
     principle:

Diluted net income per common share     $    0.29                                      $    1.02              $    0.78
                                       ===========                                   ============            ===========

Weighted average number of
    common shares outstanding              15,151                                         14,976                 14,821
                                       ===========                                   ============            ===========
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